RockTenn

Fiscal 2014 Second Quarter Earnings Conference Call Presentation

April 29, 2014


RockTenn
Coated White Top Liner

Cautionary Statement Regarding Forward-Looking Information

Statements in this presentation that do not relate strictly to historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the slide entitled "Key Financial Statistics – FY2014 Outlook" that give guidance for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and use words in this presentation such as will, may, believe, estimate, expect, trending, or refer to future time periods. You should not place undue reliance on any forward-looking statements as such statements involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially, including the following: our ability to achieve benefits from the Smurfit-Stone Acquisition, including, without limitation, synergies, performance improvements and successful implementation of capital projects; expected price realization; expected levels of depreciation and amortization, corporate expenses, interest expense, income tax rates, federal NOLs, Black Liquor and AMT tax credits, pension expense and contributions, capital expenditures, commodity costs, maintenance outages, and containerboard inventory builds; the level of demand for our products; economic downtime; our ability to successfully identify and make performance improvements; anticipated returns on our capital investments; possible increases in energy, raw materials, shipping and capital equipment costs; any reduction in the supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the occurrence of a natural disaster, such as a hurricane, tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; adverse changes in general market and industry conditions and other risks, uncertainties and factors discussed in Item 1A "Risk Factors" and under the caption "Business — Forward-Looking Information" in our 2013 Annual Report on Form 10-K and by similar disclosures in any of our subsequent SEC filings. The information contained herein speaks as of the date hereof and we do not have or undertake any obligation to update such information as future events unfold.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding RockTenn that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell RockTenn securities. This presentation also may not include all of the information regarding RockTenn that you may need to make an investment decision regarding RockTenn securities. Any such investment decision should be made on the basis of the total mix of information regarding RockTenn that is publicly available as of the date of such decision.

We have included financial measures that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to GAAP financial measures included in the Appendix to this presentation.

RockTenn 2Q FY2014 – Summary

- Adjusted earnings per share of $1.27, up 13% over 2Q FY2013 (1)
- Severe weather conditions reduced income by $44 million pre-tax, or $0.38 / share compared to our expectations in early January
- Box system achieving productivity improvements; successfully implementing capital projects in box plants and mills
- Merchandising Displays sales up 31% and income up 34% over prior year quarter
- Tax rate of 42.7% primarily due to a $10 million charge, or $0.13 / share, associated with New York state income tax changes
- $171 million, or $2.34 / share of Cash Flow Available for Net Debt Repayment, Dividends, Acquisitions / Investments, Stock Purchases and Pension in Excess of Expense (2)
- Announced Simpson Tacoma Kraft acquisition in early March; completion of the acquisition pending regulatory approval

(1) On a GAAP basis, EPS was $1.13 in 2Q FY2014 and $4.45 in 2Q FY2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Also referred to as "Free Cash Flow". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Metrics

$ in millions, except per share data	2Q FY2014	2Q FY2013	% Change
Net Sales	$ 2,394	$ 2,325	3%
Adjusted EPS (1)	$ 1.27	$ 1.12	13%
Effective Tax Rate (2)	42.7%	33.4%	28%
LTM Credit Agreement EBITDA (3)	$ 1,555	$ 1,224	27%
LTM Credit Agreement EBITDA Margin (3)	16.5%	13.5%	22%
Free Cash Flow per share (4)	$ 2.34	$ 1.67	40%
LTM Free Cash Flow per share (4)	$ 12.53	$ 8.04	56%
Leverage Ratio (3)	1.75x	2.65x	-34%

(1) On a GAAP basis, EPS was $1.13 in 2Q FY2014 and $4.45 in 2Q FY2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) The Effective Tax Rate for 2Q FY2013 has been adjusted to exclude the Alternative Fuel Mixture Credit Tax Reserve. Including this reserve, the tax rate was (198.4%)
(3) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(4) We refer to Free Cash Flow as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense". See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Adjusted Earnings per Share Bridge (1)



($ / share)
$1.50
$1.00
$0.50
$-
$1.12
$0.21
($0.01)
$0.04
($0.01)
($0.08)
$1.27
2Q FY2013
Corrugated Packaging
Consumer Packaging
Merchandising Displays
Recycling
Taxes & Other Items
2Q FY2014

(1) On a GAAP basis, EPS was $1.13 in 2Q FY2014 and $4.45 in 2Q FY2013. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Corrugated Packaging Segment Performance

$ in millions, except where noted		2Q FY2014		2Q FY2013
Segment Sales	$	1,652	$	1,608
Segment EBITDA [(1)]	$	243	$	215
Segment EBITDA Margins [(1)]		*15.2%*		*13.9%*
Corrugated Packaging Segment Shipments (k tons) [(2)]		1,810		1,860
Corrugated Container Shipments (bsf) [(3)]		18.2		18.7
Maintenance and Economic Downtime (k tons)		87		101


EVOL


RockTenn
Meta Tray-8
RockTenn

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Corrugated mills plus Corrugated Container Shipments converted from bsf to tons. Excludes container shipments in Asia
(3) Corrugated Container Shipments (bsf) are included in the Corrugated Packaging Segment Shipments on a converted basis. Excludes container shipments in Asia

Consumer Packaging Segment Performance

$ in millions, except where noted	2Q FY2014	2Q FY2013
Segment Sales	$ 489	$ 468
Segment EBITDA [(1)]	$ 72	$ 73
Segment EBITDA Margins [(1)]	*14.6%*	*15.5%*
Consumer Packaging Segment Shipments (k tons) [(2)]	386	380
Converting Shipments (bsf) [(3)]	5.3	5.2
Maintenance and Economic Downtime (k tons)	4	10





(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix
(2) Segment Shipments are expressed as a tons equivalent which includes external and intersegment tons shipped from our Consumer mills plus Consumer Packaging Converting Shipments converted from bsf to tons. The shipment data excludes gypsum paperboard liner tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture, since it is not consolidated
(3) Converting Shipments are included in the Consumer Packaging Segment Shipments on a converted basis.

Merchandising Displays Segment Performance

$ in millions, except where noted	2Q FY2014	2Q FY2013
Segment sales	$ 213	$ 162
Segment EBITDA (1)	$ 21	$ 15
Segment EBITDA Margins (1)	*10.0%*	*9.5%*



PURPOSE BATTERIES
ALL PURPOSE



AMAZING ASIAN. AMAZINGLY EASY.

(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Recycling Segment Performance

$ in millions, except where noted	2Q FY2014		2Q FY2013	
Segment sales	$	90	$	131
Segment EBITDA [(1)]	$	6	$	7
Segment EBITDA Margins [(1)]		*6.1%*		*5.2%*
Recycled Fiber Volumes (millions of tons)		1.6		1.8





(1) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

2Q FY2014 vs. 2Q FY2013 Total Company Segment Income



($ in millions)
$300
$250
$200
$150
$100
$50
$0
$174
$102
$2
($30)
($25)
($6)
($15)
$202
2Q FY2013
Price
Volume
Commodities & Freight
Energy
Other Manufacturing Costs & Productivity
SG&A & Other
2Q FY2014

- Pricing: $102 million gain; average selling prices in the Corrugated and Consumer Segments increased by $50 / ton and $35 / ton, respectively
- Commodities, Freight and Energy: $55 million negative impact largely from higher virgin and recycled fiber costs of $20 million and increased energy costs of $25 million, primarily natural gas prices
- Weather: $44 million negative impact from extreme weather as compared to 2Q FY2014 expectations: Volume $10 million, Fiber $9 million, Energy $18 million and Labor & Other $7 million

Net Debt Bridges (1)



2Q
FY2014
($ in millions)
Free Cash Flow per Share of $2.34 (2)
$3,400
$3,000
$2,600
$2,200
$1,800
$2,729
$51
$12
($290)
$126
$25
$-
$-
($18)
$2,635
Net Debt As of 12/31/13
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions/ Investments
Stock Purchases
Other (3)
Net Debt As of 3/31/14



LTM 2Q
FY2014
($ in millions)
Free Cash Flow per Share of $12.53 (2)
$3,400
$3,000
$2,600
$2,200
$1,800
$3,128
$211
$48
($1,370)
$474
$94
$66
$53
($69)
$2,635
Net Debt As of 3/31/13
Pension Contributions in Excess of Expense
Cash Restructuring
Cash Generated from Operations
Capital Expenditures
Dividends
Acquisitions/ Investments
Stock Purchases
Other (3)
Net Debt As of 3/31/14

(1) On a GAAP basis, Total Debt was $2.67 billion, $2.75 billion and $3.18 billion in 2Q FY2014, 1Q FY2014 and 2Q FY2013, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

(2) Free Cash Flow per share of $2.34 and $12.53 are calculated as "Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense" of $170.7 million and $917.7 million, respectively, divided by average diluted shares outstanding of 73.0 million shares and 73.2 million shares, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

(3) Primarily related to proceeds from asset sales

RockTenn's Strong Financial Position

3/31/14 Capitalization ($ in millions)	
Cash	$32
Outstanding Debt [1]	$2,667
Shareholders' Equity	$4,405
Total Capitalization	**$7,072**

Rating Agency	Corporate Credit Rating
S&P	BBB- Positive
Moody's	Baa3 Stable

Floating / Fixed Debt Mix	45% / 55%
Available Liquidity	$1.7 billion
Leverage Ratio [2]	1.75x
LTM Credit Agreement EBITDA [2]	$1.555 billion
Average Interest Rate	3.5%



$ in millions
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$1
$92
$92
$227
$105
$122
$896
$1,457
$350
$400
$350
$350
FY2014
FY2015
FY2016
FY2017
Thereafter
Scheduled Maturities
Credit Facilities
A/R Securitization
2019 Notes
2020 Notes
2022 Notes
2023 Notes
Other

(1) Outstanding Debt is Total Debt of $2,673.1 million adjusted for unamortized bond discounts of $6.3 million
(2) See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix

Key Financial Statistics – FY2014 Outlook

($ in millions, except percentages)	3Q FY2014	Full Year FY2014
Depreciation and Amortization:	$ 149	$ 585
Capital Expenditures:	$ 162	$ 550
Non-Allocated Expenses:	$ 17	$ 75
Interest Expense:	$ 23	$ 90 - 95
Book Tax Rate:	35% - 37%	36% - 38%
Pension Expense:	$ 4	$ 15
Share Based Compensation:	$ 11	$ 41

($ in millions)	As of 3/31/2014
Federal and Foreign NOLs (estimated)	$ 106
State NOLs / Credits (estimated):	$ 70
Cellulosic Biofuel/Black Liquor Tax Credits (estimated):	$ 144
AMT and Other Federal Credits (estimated):	$ 90

($ in millions)	3Q FY2014	4Q FY2014
Change in Other Balance Sheet Items, Including Working Capital	$ (25 – 30)	$ -

($ in millions, unless stated)	1Q FY2014 Actual	2Q FY2014 Actual	3Q FY2014 Forecast	4Q FY2014 Forecast	FY2014 Forecast	FY2013 Actual
Estimated Qualified and Non Qualified Pension Contributions (Cash):	$ 37	$ 54	$ 107	$ 20	$ 218	$ 189
Total Mill Scheduled Maintenance Downtime (k tons):	94	75	91	-	260	203
Total Mill Maintenance Outage Amortization Expense:	$ 28	$ 24	$ 25	$ 26	$ 103	$ 91

Realignment of RockTenn Organization

- In April, we created two new business units
- Paper Solutions, led by Jim Porter
  - 9 million tons of shipments, including 3 million tons sold to third parties
  - 7 million tons of recovered fiber, including 3 million sold to third parties
- Packaging Solutions, led by Mike Kiepura
  - Over 100 billion square feet of corrugated boxes, folding cartons, partitions and merchandising displays from approximately 150 manufacturing and assembly locations
- Benefits of realignment include better ability to serve customers and improved focus on mill and converting operations across the company

Appendix

Use of Non-GAAP Financial Measures and Reconciliations

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

Our definitions of Credit Agreement EBITDA and Segment EBITDA may differ from other similarly titled measures at other companies. Credit Agreement EBITDA (as defined) and Segment EBITDA (as defined) are not defined in accordance with GAAP and should not be viewed as alternatives to GAAP measures of operating results or liquidity. RockTenn management believes that net income is the most directly comparable GAAP measure to Credit Agreement EBITDA (as defined) and Segment Income is the most directly comparable GAAP measure to Segment EBITDA (as defined).

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt (as defined)

"Credit Agreement EBITDA" is calculated in accordance with the definition of "EBITDA" contained in the Company's Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense; consolidated tax expenses; depreciation and amortization expenses; charges and expenses for financing fees and expenses and write-offs of deferred financing fees and expenses, remaining portions of OID on prepayment of indebtedness, premiums due in respect of prepayment of indebtedness, and commitment fees in respect of financing commitments; various charges and expenses related to, or incurred in connection with, the Smurfit-Stone acquisition; costs and expenses relating to the integration of Smurfit-Stone and the achievement of synergies relating to the Smurfit-Stone acquisition; certain run-rate synergies expected to be achieved due to the Smurfit-Stone acquisition; all non-cash charges; all cash charges and expenses for plant and other facility closures and other cash restructuring charges; labor disruption charges; officer payments associated with any permitted acquisitions; "black liquor" expenses; cash charges and expenses incurred in respect of the Chapter 11 bankruptcy proceeding and plan of reorganization of Smurfit-Stone; and all non-recurring cash expenses taken in respect of any multi-employer and defined benefit pension plan obligations that are related to plant and other facilities closures. For additional information on the calculation see our Credit Agreement, dated as of September 27, 2012, filed as Exhibit 10.1 to our Form 8-K, dated September 27, 2012.

"Total Funded Debt" is calculated in accordance with the definition of "Total Funded Debt" contained in the Company's Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, plus additional outstanding letters of credit not already reflected in debt, plus debt guarantees.

Non-GAAP Measures: Credit Agreement EBITDA and Total Funded Debt

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with RockTenn's debt covenants and borrowing capacity available under its Credit Agreement. Management also uses Credit Agreement EBITDA as a measure of our Company's core operating performance. Management believes that investors also use these measures to evaluate the Company's compliance with its debt covenants and available borrowing capacity. Management also believes that investors use Credit Agreement EBITDA as a measure of our Company's core operating performance. Borrowing capacity is dependent upon, in addition to other measures, the "Total Funded Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA.

Non-GAAP Measures: Net Debt

We have defined the non-GAAP measure "Net Debt" to include the aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, the balance of our cash and cash equivalents, certain restricted cash (which includes the balance sheet line items restricted cash and restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy such debt obligations.

Our management uses Net Debt, along with other factors, to evaluate our financial condition. We believe that Net Debt is an appropriate supplemental measure of financial condition and may be useful to investors because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments.

Non-GAAP Measures: Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share", also referred to as "adjusted earnings per share". Management believes this non-GAAP financial measure provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, the alternative fuel mixture credit and cellulosic biofuel producer credit and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company's performance relative to other periods.

Non-GAAP Measures: Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense

We also have defined the non-GAAP financial measure Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense to be the sum of the repayments of the non-GAAP measure Net Debt Repayment and the following GAAP cash flow statement line items: Cash dividends paid to shareholders, Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity, Purchases of common stock and Pension and other postretirement funding (more) less than expense. "Net Debt Repayment" is the difference between Net Debt at two points in time.

Our management uses Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense, along with other factors, to evaluate our performance. We believe that this measure is an appropriate supplemental measure of financial performance and may be useful to investors because it provides a measure of cash generated for the benefit of shareholders. It is not intended to be a substitute for GAAP financial measures and should not be used as such.

Segment EBITDA Margins

2Q FY2014
($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Merchandising Displays	Recycling	Corporate / Other	Consolidated
Segment Net Sales	$ 1,651.7	$ 489.3	$ 213.0	$ 90.1	$ (50.5)	$ 2,393.6
Less: Trade Sales	(53.1)	-	-	-	-	(53.1)
Adjusted Segment Sales	$ 1,598.6	$ 489.3	$ 213.0	$ 90.1	$ (50.5)	$ 2,340.5
Segment Income (1)	$ 133.1	$ 49.3	$ 17.3	$ 2.8		$ 202.5
Depreciation & Amortization	110.0	22.3	3.9	2.7	4.5	143.4
EBITDA	$ 243.1	$ 71.6	$ 21.2	$ 5.5		
Segment EBITDA Margins	15.2%	14.6%	10.0%	6.1%		

(1) Excludes $0.3 million of inventory step-up expense for Merchandising Displays Segment

Segment EBITDA Margins

2Q FY2013
($ in millions, except percentages)

	Corrugated Packaging	Consumer Packaging	Merchandising Displays	Recycling	Corporate / Other	Consolidated
Segment Net Sales	$ 1,608.2	$ 468.3	$ 162.1	$ 130.7	$ (44.4)	$ 2,324.9
Less: Trade Sales	(62.3)	-	-	-	-	(62.3)
Adjusted Segment Sales	$ 1,545.9	$ 468.3	$ 162.1	$ 130.7	$ (44.4)	$ 2,262.6
Segment Income	$ 107.6	$ 50.5	$ 12.7	$ 3.5		$ 174.3
Depreciation & Amortization	107.8	22.2	2.7	3.3	3.2	139.2
EBITDA	$ 215.4	$ 72.7	$ 15.4	$ 6.8		
Segment EBITDA Margins	13.9%	15.5%	9.5%	5.2%		

Adjusted EPS Reconciliation

($ in millions, except per share data)	2Q FY2014	2Q FY2013
Net income attributable to Rock-Tenn Company Shareholders	$ 82.8	$ 324.7
Alternative fuel mixture credit tax reserve adjustment	-	(252.9)
Restructuring and other costs [(1)]	9.5	9.8
Acquisition inventory step-up	0.2	-
Loss on extinguishment of debt	-	0.1
Adjusted net income	$ 92.5	$ 81.7
Earnings per diluted share	$ 1.13	$ 4.45
Alternative fuel mixture credit tax reserve adjustment	-	(3.47)
Restructuring and other costs [(1)]	0.14	0.14
Adjusted earnings per diluted share	$ 1.27	$ 1.12

(1) Restructuring and other costs and operating losses and transition costs due to plant closures

Net Debt Reconciliation

($ in millions)

	March 31, 2014	December 31, 2013	March 31, 2013	December 31, 2012
Current Portion of Debt	$ 32.0	$ 3.2	$ 29.7	$ 87.4
Long-Term Debt Due After One Year	2,634.8	2,750.3	3,149.3	3,163.8
Total Debt	2,666.8	2,753.5	3,179.0	3,251.2
Less: Hedge Adjustments Resulting From Fair Value Interest Rate Derivatives or Swaps	-	-	-	(0.1)
	2,666.8	2,753.5	3,179.0	3,251.1
Less: Cash and Cash Equivalents	(32.2)	(24.6)	(51.3)	(31.0)
Net Debt	$ 2,634.6	$ 2,728.9	$ 3,127.7	$ 3,220.1

Credit Agreement EBITDA and Leverage Ratio

($ in millions, except percentages and ratios)	LTM 2Q FY2014	LTM 2Q FY2013
Consolidated Net Income	$ 514.1	$ 555.2
Interest Expense, net	87.1	100.4
Income Taxes	263.7	(93.0)
Depreciation and Amortization	561.5	546.3
Additional Permitted Charges (1)	128.5	115.1
Credit Agreement EBITDA	$ 1,554.9	$ 1,224.0
Net Sales	$ 9,689.6	$ 9,269.0
Less: Trade Sales	$ (260.6)	$ (214.8)
Adjusted Net Sales	$ 9,429.0	$ 9,054.2
Credit Agreement EBITDA Margin	16.5%	13.5%
Current Portion of Debt	$ 32.0	$ 29.7
Long-Term Debt due after one year	2,634.8	3,149.3
Total Debt	$ 2,666.8	$ 3,179.0
Plus: Letters of Credit, Guarantees and Other Adjustments	55.6	61.7
Total Funded Debt	$ 2,722.4	$ 3,240.7
Leverage Ratio	1.75x	2.65x

(1) As specified in our Credit Agreement dated September 27, 2012. Excludes the impact of the 2Q FY2013 reversal of previously established tax reserves of $254 million relating to alternative fuel mixture tax credits (AFMC) acquired in the Smurfit-Stone acquisition

Free Cash Flow – 2Q FY2014 and LTM 2Q FY2014 (1)

($ in millions, except share data)

	2Q FY2014	LTM 2Q FY2014
Net debt repayment [2]	$ 94.3	$ 493.1
Cash dividends paid to shareholders	25.1	94.1
Pension and postretirement funding more than expense	51.3	211.1
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity	-	66.4
Purchases of Common Stock	-	53.0
Free Cash Flow [1]	$ 170.7	$ 917.7
Average diluted shares outstanding	73.0	73.2
Free Cash Flow per Share	$ 2.34	$ 12.53

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Free Cash Flow – 2Q FY2013 and LTM 2Q FY2013 (1)

($ in millions, except share data)

	2Q FY2013		LTM 2Q FY2013	
Net debt repayment (2)	$	92.4	$	245.5
Cash dividends paid to shareholders		-		60.4
Pension and postretirement funding more than expense		29.7		239.7
Cash paid for the purchase of business, net of cash acquired plus Investment in unconsolidated entity		-		38.1
Free Cash Flow (1)	$	122.1	$	583.7
Average diluted shares outstanding		72.9		72.6
Free Cash Flow per Share	$	1.67	$	8.04

(1) Cash Generated for Net Debt Repayment, Dividends, Acquisitions/Investments, Stock Purchases and Pension in Excess of Expense
(2) The difference between Net Debt as reconciled in the Appendix for the appropriate periods

Key Inputs

	Estimated Annual Quantity	2Q FY2014 Average Index Price	1Q FY2014 Average Index Price	2Q FY2013 Average Index Price	Unit
Wood Fiber [1]	19 million tons	$39	$38	$38	per ton
Recycled Fiber [2]	4 million tons	$103	$109	$108	per ton
Natural Gas [3]	42 bcf	$4.94	$3.60	$3.34	per mmbtu
Fuel Oil (mill use) [4]	10 million gallons	$2.24	$2.22	$2.37	per gallon
Diesel (freight) [5]	62 million gallons	$3.96	$3.87	$4.03	per gallon

The following indices exclude transportation and distribution charges and premiums, as applicable:

(1) Wood Fiber reflects approximate RockTenn price
(2) Recycled Fiber based on RockTenn weighted consumption by regional indices
(3) Natural Gas: NYMEX Henry Hub Futures
(4) Fuel Oil: Platts New York #6 2.2% Cargo
(5) Diesel: EIA U.S. Diesel Fuel Retail Average Price, Industrial Sector

RockTenn

Fiscal 2014 Second Quarter Earnings Conference Call Presentation

April 29, 2014


RockTenn
Coated White Top Liner